Exhibit 99.1

    Total Secures Capacity at Cheniere's Sabine Pass LNG Terminal

    HOUSTON--(BUSINESS WIRE)--Nov. 9, 2004--Cheniere Energy Inc. (AMEX:LNG) announced today that Total LNG USA, Inc. a subsidiary of Total SA (NYSE:TOT) has exercised its option to acquire 1 billion cubic feet per day (Bcf/d) of capacity at its Sabine Pass liquefied natural gas (LNG) receiving terminal pursuant to the agreements announced in September.
    As reported, Cheniere's wholly owned limited partnership, Sabine Pass LNG, L.P. entered into a Terminal Use Agreement on September 2, 2004 to provide Total with LNG regasification capacity of 1 Bcf/d for a period of 20 years commencing no later than April 1, 2009.
    Keith Meyer, president of Cheniere LNG, Inc., a wholly owned Cheniere subsidiary said, "Total's commitment at Sabine completes the commercial foundation for the project and keeps us on track to begin construction early next year. We are pleased to have the opportunity to be a significant part of Total's growing North American natural gas presence."
    For additional information on the agreements, please refer to the Cheniere Energy, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission.
    Sabine Pass LNG, L.P. received its Draft Environmental Impact Statement from FERC on August 12, 2004, and should begin construction in the first quarter of 2005. The facility is designed to process 2.6 Bcf/d of LNG.
    Total has a major presence in the global LNG markets with equity sales of 7 million metric tons in 2003. Total has interests in six liquefaction plants worldwide and holds interests in three LNG regasification terminal projects: the Altamira project on the eastern coast of Mexico near Tampico; the Hazira project on the northwest coast of India in the Gujarat State; and the Fos Cavaou project in southern France. More Information on Total may be found at www.Total.com.
    Cheniere Energy, Inc. is a Houston-based developer of liquefied natural gas receiving terminals and a Gulf of Mexico E&P company. Cheniere is developing Gulf Coast LNG receiving terminals near Sabine Pass in Cameron Parish, LA, and near Corpus Christi, TX. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG receiving terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere also owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its Web site at www.Cheniere.com.
    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy Inc., Houston
             David Castaneda, 713-265-0202
             E-mail: Info@Cheniere.com